UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2020

NexTier Oilfield Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3990 Rogerdale Rd.
Houston,	Texas	77042
(Address of principal executive offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On May 5, 2020, NexTier Oilfield Solutions Inc. (the “Company”) issued a news release announcing results for the first quarter ending March 31, 2020. A copy of the news release is furnished as Exhibit 99.1 and incorporated into this Item 2.02.
On May 6, 2020, the Company will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss first quarter 2020 financial and operating results. The call can be accessed via a live webcast accessible on our website at www.nextierofs.com or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the replay is 10141927. The replay will be available until May 13, 2020. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company confirmed a notice and related documentation from Greg Powell, Executive Vice President and Chief Compliance Officer, pursuant to his employment agreement asserting that certain synergy achievements had been reached, which triggered the Value Creation Bonus under his employment agreement. Mr. Powell’s employment agreement terminates on the date the Value Creation Bonus is paid; Mr. Powell will separate from service with the Company on May 15, 2020. Upon such separation, and subject to the terms of his employment agreement, Mr. Powell will be eligible to receive the severance called for in his employment agreement, payable in accordance with the terms thereof.
In response to uncertainties related to the impact of the COVID-19 virus and in connection with other expense reduction actions being taken by our management team, on May 5, 2020, the Company announced a temporary 20% salary reduction for all executive officers (including our named executive officers) through December 31, 2020, and effective the first pay period after written notice is provided to them, or if applicable, effective upon waiver or amendment to their employment agreement to such effect. In addition, the Compensation Committee approved a temporary 20% reduction in the Board’s quarterly cash compensation effective July 1, 2020 through December 31, 2020.
Item 8.01. Other Events.
The Company is including the risk factor below for the purpose of supplementing and updating the risk factor disclosure contained in Part I-Item 1A-Risk Factors in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The following risk factor should be read in conjunction with the risk factors described in the Company's Annual Report on Form 10-K.
The COVID-19 pandemic has significantly reduced demand for our services and adversely impacted our financial condition, results of operations and cash flows.
The effects of the COVID-19 pandemic, including actions taken by businesses and governments, have resulted in a significant and swift reduction in international and U.S. economic activity. These effects have adversely affected the demand for oil and natural gas, which has resulted in a reduction in demand for our services. This demand reduction has begun to have, and is expected to continue to have for the duration of such reduced demand for our services, an adverse impact on our revenue, which may be material.
While the full impact of the COVID-19 pandemic is not yet known, we are closely monitoring the effects of the pandemic on commodity demands, our customers, our suppliers, and on our operations and employees. These effects have included, and may continue to include, adverse revenue effects; disruptions to our operations; customer shutdowns of oil and gas exploration and production; employee impacts from illness, school closures and other community response measures; and temporary closures of our facilities or the facilities of our customers and suppliers. The effects of the COVID-19 pandemic also may have a material adverse impact on the ability of the Company to collect its accounts receivable as customers face higher liquidity and solvency risks and may be unable to continue to operate as a going concern in the future. We may also see an increase in the volume of litigation, including contract claims and employment related claims.
Disruption caused by business responses to the COVID-19 pandemic, including working remote arrangements, may create increased vulnerability to cybersecurity incidents, including breaches of information systems security, which could damage our reputation and commercial relationships, disrupt operations, increase costs and/or decrease revenues, and expose us to claims from customers, suppliers, financial institutions, regulators, employees and others, which, individually or in the aggregate could have a material adverse effect on our financial condition and results of operations.
The COVID-19 pandemic could have a material adverse effect on our business, results of operations and financial condition, as the extent to which the COVID-19 pandemic will continue to affect our business, results of operations and financial condition will depend on various factors and future developments beyond our control, which are highly uncertain and cannot be predicted at this time. Such developments include the geographic spread, severity and duration of the COVID-19 pandemic, the extent and duration of the impact on the U.S. and global economy (including the resulting economic downturn and recession), the actions that have been and may be taken by businesses and governments in response to the COVID-19 pandemic, the speed and effectiveness of responses to combat the COVID-19 virus and the response of citizens to any such actions now or in the future.
The COVID-19 pandemic, and the volatile regional and global economic conditions stemming from it, could also exacerbate other risk factors that we identify in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The COVID-19 pandemic could also have a material adverse effect on our business, results of operations and financial condition in a manner that is not currently known to us or that we do not currently believe presents significant risks to our operations.
Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits

Exhibit No.	Description

99.1*	News Release dated May 5, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	NEXTIER OILFIELD SOLUTIONS INC

	By:	/s/ Kevin McDonald
	Name:	Kevin McDonald
	Title:	Executive Vice President, Chief Administrative Officer & General Counsel